Variable Annuities
                                 ING INCOME GENERATION ANNUITY
           SINGLE PREMIUM IMMEDIATE ANNUITY CUSTOMER DATA FORM

ING USA Annuity and Life Insurance Company
Service Office: P.O. Box 9271, Des Moines, IA 50306-9271
Overnight Address: 909 Locust Street, Des Moines, IA 50309-2899
Phone: 800-366-0066

FOR AGENT USE ONLY:
Client's Account Number:________________________________________________________

1 OWNER
Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________
Telephone: Home:______________Work:_____________EMail Address:__________________

1(a)JOINT OWNER (Optional. Non-Qualified Plans Only. Option Package I only.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________
Telephone: Home:______________Work:_____________EMail Address:__________________

2 ANNUITANT (If other than owner. For Qualified contracts, must be the same as the owner. Annuitant may not be changed.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________

2(a) CONTINGENT ANNUITANT (Optional. The Owner is the Contingent Annuitant unless someone else is names.) Name:______________________________________________Trust Date:__________________
SSN or Tax ID:____________________Date of Birth:_______________ __Male __Female
Permanent Address:__________________City:_____________State:_______ Zip:________

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3 BENEFICIARY(S) (Must be completed.)

PRIMARY BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:________________ ________%
SSN or Tax ID:__________________________Relationship to Owner:__________________
Address:________________________________________________________________________

For additional Beneficiary designations, please use the space provided in section 16. If no percentages are provided, beneficiary proceeds will be split equally.

SAMPLE BENEFICIARY DESIGNATIONS
Be sure to use given names such as "Mary M. Doe", not "Mrs. John Doe", and include the address and relationship of the beneficiary(s) to the owner. The following designations may be helpful to you:

                            Name                  Relationship to Owner  Percent
One Primary Beneficiary     Mary M. Doe           Sister                    100%

Two Primary Beneficiaries   Jane J. Doe           Mother                     50%
                            John J. Doe           Father                     50%

One Primary Beneficiary     Jane J. Doe           Wife                      100%
One Contingent              John J. Doe           Son                       100%

Estate                      Estate of John Doe    Estate                    100%

Trust                       ABC Trust             Trust                     100%
                            Dtd 1/1/85

Testamentary Trust          Trust created by the  Testamentary Trust        100%
(Trust established          Last Will and
within the owner's will)    Testament of John Doe

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4 INITIAL INVESTMENT
Please make any checks payable to ING USA Annuity and Life Insurance Company. __Initial Premium Paid:$______________________________________________________
__Estimated amount of Transfer/1035 Exchange:$________________________________

5 PRODUCT SELECTION
PRODUCT
_X_ ING Income Generation Annuity

ANNUITY OPTIONS (Please select one Annuity Option only.)
For an IRA, 401(k), 403(b) or 457 Government Contract the Annuity Option elected must comply with IRC 401(a)(9) Regulations. Unless spousal consent is provided, contracts subject to ERISA must elect the Joint Lifetime Option.

NON-LIFETIME OPTION
__A. Period Certain of:________ (5-50 Years)1 (5-30 Years for Fixed Payments)1 SINGLE LIFETIME OPTIONS2
__B. Single Life Only
__C. Single Life with Guaranteed payments for:________ (5-50 Years)1 (5-30 Years for Fixed Payments)1
JOINT LIFETIME OPTIONS2
__D. Joint & 100% Survivor
__E. Joint & 100% Survivor with Guaranteed payments for:________(5-50 Years)1 (5-30 Years for Fixed Payments)1
__F. Joint & 75% Survivor
__G. Joint & 662/3% Survivor
__H. Joint & 50% Survivor
__I. Joint & 75% Contingent Survivor
__J. Joint & 662/3% Contingent Survivor
__K. Joint & 50% Contingent Survivor

1 Guaranteed Payment Periods cannot exceed age 100 for non-qualified contracts, or the lesser of age 100 and life expectancy for qualified contracts.
2 REQUIRED DOCUMENTATION NOTICE: With all lifetime annuity options satisfactory evidence of date of birth of the Annuitant and Joint Annuitant (if applicable) must be provided. A copy of the birth certificate or valid driver's license is acceptable. If the birth certificate or valid driver's license is not available, we will accept copies of two federally recognized forms of identification that include the date of birth.

PAYMENT OPTIONS (Please select one Payment Option only.)
__100% Fixed Payments
__100% Variable Payment
__Combination Variable/Fixed Payments (Indicate allocation of 1% - 99%) Fixed:_____________% Variable:_____________%
Do the percentages allocated to variable and fixed payments total 100%? Assumed Annual Interest Rate (AIR). Not available with 100% Fixed payments. (Select one) __3% __5%
(3% will be assumed if no election is made. If the Guaranteed Minimum Income Benefit is elected, only an AIR of 3% is allowed.)
Frequency:
 __Monthly __Quarterly __Semi-Annually __Annually
Day of Month_______ Beginning the month of__________ Year_________

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6 VARIABLE PAYMENT OPTIONAL FEATURES
Select Variable investment Options on page 6.

__Right to Withdraw Privileges1
Available with Annuity Options A, C and E. Note: this option is automatically included with Annuity Option A where some or all of the Premium has been allocated to Variable Payments. With Annuity Option A the Flexible Period Option2 is automatically added when Right to Withdraw Privileges is elected.

__Guaranteed Minimum Income Rider
This Benefit, when elected, guarantees that for the first 5 years your variable payment will never be less than 90% of your initial estimated variable annuity payment. In order to elect this option, the Assumed Interest Rate must be 3% and the total Premium applied to Variable Payments must equal 100%. Available with Annuity Option A with Guaranteed Payments of 15 years or more; Annuity Option B; Annuity Option C with Guaranteed Payments of 15 years or more, unless you have elected Right To Withdraw Privileges; and Annuity Options D and E.


1 Withdrawals may be subject to Surrender Charges. Withdrawals are not available during the first contract year or before the First Annuity Payment Date, if that date is later than the first contract anniversary. Thereafter, only one withdrawal is allowed annually. However, this does not apply to withdrawals from the variable portion of a Period Certain Annuity (Annuity Option A). Refer to the prospectus for additional information about this option.

2 When elected, the Flexible Period Option may not be exercised until the second contract anniversary, and then only on each contract anniversary thereafter. If you have also elected the Guaranteed Minimum Income Benefit Rider, this option may not be exercised until 5 years have elapsed since the Contract Date. Refer to the Prospectus for additional information about this option.


7 FIXED PAYMENT OPTIONAL FEATURES

__Right to Withdraw Privileges3
Available with Annuity Options A, C and E. Not available with the Increasing Fixed Annuity Payment Option or Cash Refund Option shown below. With Annuity Option A the Flexible Period Option4 is automatically added when Right to Withdraw Privileges is elected.

__Increasing Fixed Annuity Payment Option
Annual Increase Percentage (Select one) __1%  __2%  __3%
This feature is available with Annuity Options A, B, C, D and E. In order to elect this option, total Premium applied to Fixed Payments must equal 100%. Not available with Right to Withdraw Privileges or the Cash Refund Option. Refer to the Prospectus for additional information associated with this option.
__Cash Refund Option
Available only with Annuity Options B and D. Not available with the Right to Withdraw Privileges or the Increasing Fixed Annuity Payment Option. Refer to the Prospectus for additional information about this option.

3 Withdrawals may be subject to a Market Value Adjustment and Surrender
Charges. Withdrawals are not available during the first contract year or before the First Annuity Payment Date, if that date is later than the first contract anniversary. Thereafter, only one withdrawal is allowed annually. However, this does not apply to withdrawals from the variable portion of a Period Certain Annuity (Annuity Option A). Refer to the prospectus for additional information about this option.
4 When elected, the Flexible Period Option may not be exercised until the second contract anniversary and then only on each contract anniversary thereafter. Refer to the Prospectus for additional information about this option.

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8  TELEPHONE REALLOCATION AUTHORIZATION
I authorize ING USA Annuity and Life Insurance Company (the Company) to act upon reallocation instructions, given by electronic means or voice command from the agent named in section 14 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.

To authorize the agent, the Owner must initial:_____________________ Provide the name and Social Security Number of other authorized individuals below1:

Name:__________________________Social Security Number:__________________________
Name:__________________________Social Security Number:__________________________

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability or expense if the Company or authorized person acts in good faith in reliance upon this authorization in connection with oral/electronic instructions. The Company will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions. The Company may discontinue or limit this privilege at any time.

1If the authorized person's Social Security Number is not provided, the individual will not be authorized.




9 PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Please select only one.)
__Non-Qualified __1035 Exchange

__IRA          __IRA Transfer   __IRA Rollover from Qualified Plan
__SEP-IRA      __403(b)
__Qualified Other:______________________________________________________________
Indicate contribution amount and appropriate tax year:__________________________ __Roth IRA. If transfer, provide original conversion /establishment date and amount:_________________________________________________________________________
Simple IRA. If transfer, provide original establishment date and amount:________

10 IMPORTANT NOTICE REGARDING REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage?
__Yes (Proceed below.) __No (Proceed to section 11.)
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements. A replacement occurs when a new policy or contract is purchased and in connection with the sale you discontinue making premium payments on the existing policy or contract or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer or otherwise terminated or used in a financed purchase.
A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values including accumulated dividends of an existing policy to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.
We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.

1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?
__Yes __No

2. Are you considering using funds from your existing policies or contracts to pay premiums due on this new policy or contract?
__Yes __No

If you answered "Yes" to either of the above questions, please complete and return with this form a copy of the appropriate state replacement form(s), if applicable.

I do not want this notice read aloud to me. _____________ (Owner/Applicants must initial here ONLY if they do not want the above notice read aloud.)

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11 VARIABLE INVESTMENT OPTIONS
Complete this section if 100% Variable Payments or Combination Variable/Fixed Payments is elected. Variable Investment Allocations are not required and will not be processed if 100% Fixed Payments is elected.

VARIABLE ALLOCATIONS Use whole percentages only.
__% AIM V.I. Dent Demographic Trends 1,2   __% ING MFS Mid Cap Growth1,2
__% Colonial Small Cap Value               __% ING MFS Research1,2
__% Fidelity VP Equity-Income1             __% ING MFS Total Return1
__% Fidelity VP Growth1                    __% ING PIMCO High Yield1
__% ING AM Mid Cap Growth1                 __% ING PIMCO Core Bond1
__% ING Alliance Mid Cap Growth1,2         __% ING Salomon Bros Aggr Growth1
__% ING American Funds Growth1             __% ING Salomon Bros All Cap1
__% ING American Funds Growth-Income1      __% ING Salomon Bros Investors 1,2
__% ING American Funds Int'l1              __% ING T. Rowe Price Capital Appr1
__% ING Cap Guardian Large Cap1,2          __% ING T. Rowe Price Equity Income1
__% ING Cap Guardian Managed Global1       __% ING UBS US Balanced1
__% ING Cap Guardian Small Cap1            __% ING VP Bond1
__% ING Developing Word1                   __% SP William Blair Int'l Growth1
__% ING Eagle Asset Capital Appr1,2        __% ING VP Financial Services1
__% ING Evergreen Heath Sciences1          __% ING VP Index Pus LargeCap1
__% ING Evergreen Omega1                   __% ING VP Index Pus MidCap1
__% ING FMR Diversified Mid Cap1           __% ING VP Index Pus SmallCap1
__% ING Goldman Sachs Tollkeeper1,2        __% ING VP Magnacap1
__% ING Hard Assets1                       __% ING VP MidCap Opportunities1,2
__% ING International1                     __% ING VP SmallCap Opportunities1
__% ING Janus Special Equity1              __% ING VP Worldwide Growth1
__% ING Jennison Equity Opp1               __% ING Van Kampen Equity Growth1
__% ING JPMorgan Fleming Int'l1            __% ING Van Kampen Global Franchise1
__% ING JPMorgan Small Cap Equity1         __% ING Van Kampen Growth and Income1
__% ING Julius Baer Foreign1               __% ING Van Kampen Real Estate1
__% ING Legg Mason Value1                  __% INVESCO VF Leisure Fund1
__% ING Lifestyle Aggressive Growth1       __% INVESCO VF Utilities Fund1
__% ING Lifestyle Growth Portfolio1        __% Jennison Portfolio1,2
__% ING Lifestyle Moderate Growth1         __% Pioneer Fund VCT1
__% ING Lifestyle Moderate1                __% Pioneer Mid-Cap Value VCT1
__% ING Liquid Assets1                     __% ProFund VP Bull
__% ING Marsico Growth1                    __% ProFund VP Europe 30
__% ING Mercury Focus Value1,2             __% ProFund VP Rising Rates Opp1,2
__% ING Mercury Fundamental Growth         __% ProFund VP Small-Cap

100% Variable Allocation Total
Do the variable allocations total 100%?

1The available share class is subject to distribution and/or service (12b-1) fees.
2 These funds are not available if the Guaranteed Minimum Income Benefit is elected.


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12 PAYMENT OPTIONS
Please complete and return a Withholding Certificate of Pension or Annuity Payments (Form W-4P) with this Customer Data Form.

A check will be made payable to the owner and mailed to owner's address (as entered on page 1 of the application) unless otherwise instructed below.

__By check payable to the order of another party. (Complete Alternate Payee Information below.)
__Direct Deposit to a Financial Institution. (Complete Bank Account Information below.)
ALTERNATE PAYEE INFORMATION
Name:___________________________________________________________________________
SSN/TIN:__________________________________________________DOB:__________________
Address:________________________________________________________________________
City:_______________________________State:________________Zip:__________________
Telephone Number:Day:_____________________Evening:______________________________

BANK ACCOUNT INFORMATION (Please verify this information with your bank prior to submission.)
I hereby authorize the Company to initiate a debit/credit entry(ies) to the account indicated below and in the amount and frequency listed above. This authorization shall remain in force until I give the Company written notice of termination of this authorization. A voided check or savings account deposit slip is required.
Bank Account Owner Name:________________________________________________________
Bank Account Joint Owner Name (if applicable): _________________________________ Bank Name:______________________________Bank Telephone Number:__________________
Bank Address:___________________________________________________________________
City:_________________________________State:____________ Zip:___________________
__Checking Account  __Savings Account
ABA/Routing Number:___________________Account Number:___________________________

ATTACH VOIDED
CHECK/ DEPOSIT SLIP HERE

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13 STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arkansas and Louisiana: "Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison."

Colorado, Kentucky, New Mexico, Ohio, Oklahoma, and Pennsylvania: "Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties."

California: For your protection, California law requires the following notice:
"Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison."

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Florida: "Any person who knowingly with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Maine, Tennessee, and Washington DC: "It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits."

New Jersey: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties."

Virginia: "A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law."


14 SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below)

By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the Owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that when based on the investment experience of the Separate Account Division, amounts invested in the variable separate account divisions may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

I understand that any amounts withdrawn from Fixed Annuity Payments will be subject to a Market Value Adjustment.

My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. Unless and until you are otherwise notified, I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature:________________________________________________________________
Signed at1 (City, State):_____________________________________Date:_____________
Joint Owner Signature (If applicable):__________________________________________
Signed at1 (City, State):_____________________________________Date:_____________
Annuitant Signature (If other than owner):______________________________________
Signed at1 (City, State):_____________________________________Date:_____________

1If this Customer Data Form is being signed in a state other than the Owner's resident state, please indicate the reason in the special remarks section. If you have any questions on what is an acceptable reason, please refer to the Nexis Information Worksheet.

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16 AGENT INFORMATION
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__Yes__No (If "Yes", return with this form a completed copy of the appropriate state replacement form(s), if applicable.)

Compensation Alternative (Select one- please verify with your Broker/Dealer that the option you select is available.):
__A __B __C

__Check here if there are multiple agents on this contract.
Split: for Agent #1___________%, Agent #2___________%, Agent #3___________%
Please Note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up and Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

AGENT #1
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #________________________________Broker Code:___________________________
Broker/Dealer Branch:___________________________________________________________

AGENT #2
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #________________________________Broker Code:___________________________
Broker/Dealer Branch:___________________________________________________________

AGENT #3
Print Name:______________________________Signature:_____________________________
SSN:_____________________________________Agent Phone:___________________________
License #________________________________Broker Code:___________________________
Broker/Dealer Branch:___________________________________________________________


17 SPECIAL REMARKS









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